Exhibit 10.19.3

OLD DOMINION FREIGHT LINE, INC.

PHANTOM STOCK AWARD AGREEMENT

THIS PHANTOM STOCK AWARD AGREEMENT (the or this “Agreement”), made effective as of the      day of                     ,             (the “Grant Date”), between Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), and                          (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Old Dominion Freight Line, Inc. Phantom Stock Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

ARTICLE 1. INCORPORATION OF PLAN. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

ARTICLE 2. AWARD. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment with the Company, and not in lieu of any salary or other compensation for his services (the “Award”), a total of              shares of Phantom Stock (the “Phantom Stock”), subject to the terms, restrictions, and other conditions of this Agreement and the Plan.

ARTICLE 3. VESTING. Subject to the provisions of this ARTICLE 3, the Award shall vest on the earlier to occur of the following:

3.1. the date of a Change of Control;

3.2. the fifth anniversary of the Grant Date, provided that the Participant is employed by the Company on such date;

3.3. the date of the Participant’s death while employed by the Company;

3.4. the date of the Participant’s Total Disability; or

3.5. the date the Participant attains age 65 while employed by the Company.

If the Award is not vested upon the date of the Participant’s termination of employment with the Company, the Award shall be forfeited, and no payment shall be made thereon on the Settlement Date or any time thereafter. Notwithstanding the foregoing, if the Participant’s employment is terminated on or before attainment of age 55 for any reason other than death or Total Disability, or at any time For Cause, the Participant shall forfeit the Award (even if previously vested) as of the date of such termination of employment and no payments shall be made thereon on the Settlement Date or any time thereafter. If the Participant engages in a Competitive Activity, he shall forfeit the right to receive payments with respect to the Award as provided in Section 4.3.

ARTICLE 4. SETTLEMENT OF PHANTOM STOCK.

4.1. Settlement of Award. If the Award is vested on the Settlement Date and is not otherwise forfeited pursuant to ARTICLE 3, the Award shall become payable as of the Settlement Date. The Settlement Date shall be earlier of (i) the date of the Participant’s termination of employment on or after attainment of age 55 for any reason other than death, Total Disability or For Cause; (ii) the date of the Participant’s death while employed by the Company; or (iii) the date of the Participant’s termination of employment as a result of his Total Disability. On the Settlement Date, the Participant shall be entitled to receive an amount for each share of Phantom Stock awarded to such Participant with respect to the vested Award equal to the Fair Market Value of a share of Common Stock on the Settlement Date, less any required withholding. Subject to Sections 4.2 and 4.3 of this Agreement and the terms of the Plan, such amount shall be paid in cash to the Participant in twenty-four substantially equal monthly installments commencing as of the first day of the calendar month next following the Settlement Date. In the event an amount becomes payable pursuant to this ARTICLE 4 on account of the Participant’s termination of employment due to death, or the Participant becomes entitled to receive an amount pursuant to this ARTICLE 4 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 4 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form provided by and filed with the Plan Administrator prior to his death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Plan Administrator prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.

4.2. Small Payments. Notwithstanding the provisions of Section 4.1, in the event the amount to be paid to or on behalf of a Participant pursuant to Section 4.1 in settlement of the Award shall be less than $12,000, such amount shall be paid to the Participant or his beneficiary, as the case may be, in a single lump sum payment within 30 days following the Settlement Date.

4.3. Engagement in Competitive Activity. In the event the Administrator determines, in its sole and absolute discretion, that the Participant has engaged in a Competitive Activity at any time on or after the Settlement Date and during the period over which payments are being made to him in settlement of the Award pursuant this ARTICLE 4, all such payments shall immediately cease and the Participant shall not be entitled to receive any further payments under the Plan.

ARTICLE 5. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Participant’s employment at any time for any reasons whatsoever, with or without cause. So long as the Participant shall continue to be an employee of the Company, the Award shall not be affected by any change in the duties or position of the Participant.

ARTICLE 6. NONTRANSFERABILITY OF AWARD. The Award shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. Any attempt to anticipate, sell, assign, pledge, encumber, or transfer the Award or any other benefit or right under the Plan shall render such Award, benefit or right null and void.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. The Participant represents and warrants to the Corporation that:

7.1. Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

7.2. Access to Information. The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in connection with the Award, and the Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters.

7.3. Understanding of Risks. The Participant is fully aware of: (i) the highly speculative nature of the future Fair Market Value of the shares of Common Stock; (ii) the financial hazards involved in a benefit tied to the future Fair Market Value of the Common Stock; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of participating in the Plan.

7.4. Tax Consequences. The Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

ARTICLE 8. MISCELLANEOUS.

8.1. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

8.2. Subject to the terms of the Plan, the terms of this Agreement may only be amended, modified, or waived by a written agreement executed by both of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).

8.3. The validity, performance, construction, and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of laws thereof, except as superseded by applicable federal law. Any action, special proceeding or other proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the State of North Carolina, and by execution and delivery of this Agreement, the Participant and the Company irrevocably consent to the exclusive jurisdiction of those courts and the Participant hereby submits to personal jurisdiction in the State of North Carolina. The Participant and the Company irrevocably waive any objection, including any objection based on lack of jurisdiction, improper venue or forum non conveniens, which either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Agreement or any transaction related hereto.

8.4. This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Award granted herein.

8.5. Except as otherwise herein provided and subject to the terms of the Plan, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s executors, administrators, personal representatives and beneficiaries.

8.6. The Participant shall not have any rights of a shareholder solely due to the grant or settlement of the Award or participation in the Plan.

8.7. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

8.8. Notwithstanding any other provision of the Plan to the contrary, the Company may reduce the amount of any payment otherwise payable to or on behalf of a Participant in settlement of the Award by the amount of any obligation of the Participant to or on behalf of the Company that is or becomes due and payable, including without limitation, any obligation arising under the Sarbanes-Oxley Act of 2002, and the Participant shall be deemed to have consented to such reduction.

8.9. Whenever possible, each provision in the Plan and in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or of this Agreement shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

OLD DOMINION FREIGHT LINE, INC.

By:
Name:
Title:

PARTICIPANT

Name:

Address:

Social Security Number:

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